UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

SUPREME REALTY INVESTMENTS, INC.
(Name of Registrant as Specified in its Charter)

Payment of filing fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:
$0.001 par value, Common Stock
(2)	Aggregate number of shares to which transaction applies: 2,000,000
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $0.15 per share
(4)	Proposed maximum aggregate value of transaction: $300,000.[00]
(5)	Total fee paid: $60.

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid: Not applicable.
(2)	Form, Schedule or Registration Statement No.: Not applicable.
(3)	Filing Party: Not applicable.
(4)	Date Filed: Not applicable.

INFORMATION STATEMENT NOTICE

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY

Dear Stockholders:

      We are notifying our stockholders of record, as of September 23, 2005, that stockholders owning 3,221,135 shares of our common stock representing approximately 67% of our outstanding common stock on August 22, 2005, have executed a written consent in lieu of a stockholders meeting approving the following actions:

1.	The Company will transfer all of its assets and liabilities to its wholly-owned subsidiary, Supreme Hotel Properties, Inc.;
2.
The Company will then distribute its interest in the common stock of Supreme Hotel Properties, Inc. to the Company’s existing shareholders of record, on a pro rata basis, with registration rights, to effectively spin-off Supreme Hotel Properties, Inc. as a separate entity;

3.
The Company will then reduce its outstanding common shares to approximately 480,000 by effecting a 1-10 reverse stock split. Following the reverse split and subsequent issuance of the new shares, the shares retained by the Company’s current shareholders will represent approximately 19% of the outstanding common stock.

4.
The Company will then issue approximately 2,000,000 shares of new common stock to Halter Financial Investments, L.P., of Dallas, Texas, for $300,000 cash consideration, to be transferred to Supreme Hotel Properties, Inc. to continue its business purposes; the new shares issued to Halter Financial will represent approximately 81% of the outstanding common stock.

5.
The Company’s current Board of Directors will then resign their duties to become the Board of Directors of Supreme Hotel Properties, Inc. Their vacancies will be filled by nominees submitted by Halter Financial Investments, L.P.

6.
Halter Financial Investments, L.P. in their capacity as Board of Directors, will then seek to facilitate a merger or similar transaction of the Company with an operating company that will qualify the Company to have its securities listed on a major national exchange or quotation medium like the New York Stock Exchange, the American Stock Exchange, or NASDAQ.

7.
The New Board of Directors of Supreme Hotel Properties, Inc., will then seek to register its securities with the Securities and Exchange Commission and, upon effectiveness of the registration, seek listing on a major stock exchange or quotation system.

      You are encouraged to read the attached Information Statement for further information regarding these actions. We are not asking you for a proxy and you are requested not to send us a proxy.

      This is not a notice of a meeting of stockholders and no stockholders meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended, and Section 78.320(2) of the Nevada Revised Statutes.

We will begin mailing this Information Statement to shareholders on or about September 11, 2005.

BY ORDER OF THE BOARD OF DIRECTORS

August 25, 2005	/s/ Thomas Elliott, Chairman of the Board
Thomas Elliott, Chairman of the Board

PRELIMINARY
INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY

GENERAL INFORMATION

1.	GENERAL

This Information Statement is being provided to the shareholders of Supreme Realty Investments, Inc. (the "Company"), in connection with the approval by written consent, of the holders of a majority of the Company's voting power, authorizing the actions proposed and discussed herein. The Company's board of directors unanimously approved all the actions proposed in this Information Statement on August 22, 2005, and recommended that the resolutions be submitted for shareholder approval. The shareholders holding 67.11% of the Company's voting power approved the proposals discussed in this Information Statement by written consent prior to mailing this Information Statement to the Company's shareholders. This Information Statement was first mailed on or about September 11, 2005.

2.	RECORD DATE AND VOTING SECURITIES

Only shareholders of record at the close of business on September 23, 2005 are entitled to notice of the information disclosed in this Information Statement. As of August 22, 2005, the Company had one series of common stock, $.001 par value, outstanding. On August 22, 2005, 4,800,000 million validly issued shares of common stock were issued and outstanding and held of record by an undeterminable number of registered shareholders. Each share of common stock entitles the holder thereof to one vote on all matters submitted to the shareholders.

3.	SHAREHOLDERS' RIGHTS

The elimination of the need for a special meeting of the shareholders to approve the actions proposed and discussed in this Information Statement is authorized by Section 78.320(2) of the Nevada Revised Statutes (the "NRS"). This section provides that any action required or permitted to be taken at a meeting of shareholders of a corporation may be taken without a meeting, before or after the action, if a written consent thereto is signed by the shareholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the proposed resolutions as early as possible in order to accomplish the purposes of the Company, the Company chose to obtain the written consent of its shareholders holding a majority of the Company's voting power.

The actions described in this Information Statement cannot be taken until at least 20 days after this Information Statement has been mailed to the Company's shareholders.

4.	DISSENTERS' RIGHTS

The NRS does not provide for dissenter's rights in connection with any of the actions proposed in this Information Statement, if the Company’s Articles of Incorporation state that relevant statutes do not apply. Article XIII of the Company’s Articles of Incorporation state that Sections 78.378 through 78. 444 of the NRS do not apply to these approved transactions.

ACTIONS TAKEN

ACTION 1 -- Transfer Of All Company Assets and Liabilities to Wholly-Owned Subsidiary

Supreme Hotel Properties, Inc. (hereafter referred to as “HotelCorp”) was organized and incorporated in the State of Delaware on June 23, 2005, as a wholly-owned subsidiary of the Company for the purpose of holding title to its real estate assets. The transfer will require the consent of each party that has a contract with or claim against the Company.

ACTION 2 -- Spin-Off of Subsidiary to Company’s Shareholders

Each shareholder of record will receive 1.231 shares of Supreme Hotel Properties, Inc. $0.001 par, common stock, with registration rights, for every share of Supreme Realty Investments, Inc. they own as of the record date, prior to any reverse split contemplated by the transactions described herein. The issuance of HotelCorp stock will not result in a change in the relative equity position or voting power of the holders of HotelCorp common stock. The registration rights grant the holder the right, within a specified period of time, to compel the Board of Directors of HotelCorp to use all reasonable efforts to file a registration statement pursuant to the Securities Act permitting the continuous resale from time to time of HotelCorp’s securities.

ACTION 3 -- Reverse Stock Split

As of August 22, 2005, there were 4,800,000 shares of $0.001 par, common stock issued and outstanding. By effecting a 1-10 reverse stock split, each shareholder of record will receive 1 share for every 10 they now own, thereby reducing the number of shares outstanding to 480,000. Subject to the provisions for elimination of fractional shares, consummation of the reverse split, by itself, will not result in a change in the relative equity position or voting power of the holders of common stock. On the date of the reverse split, every 10 shares of common stock will automatically be combined and changed into one share of common stock. No additional action on our part or any shareholder will be required in order to effect the reverse split.

The purpose of the reverse split is to reduce the number of shares outstanding so the Company can comply with the market capitalization and minimum bid price requirements of the national exchanges or quotation media following the proposed reverse merger described below in Action 6—Reverse Merger.

ACTION 4 -- Issuance Of New Common Shares To Halter Financial Investments, L.P.

The Company will issue approximately 2,000,000 shares of new common stock to Halter Financial Investments, L.P., of Dallas, Texas, for $0.15 per share or $300,000 cash consideration. The purpose of issuing the shares to Halter Financial Investments, L.P. is to facilitate a reverse merger or similar transaction of the Company with an operating company that will qualify the Company to have its securities listed on a major national exchange or quotation medium like the New York Stock Exchange, the American Stock Exchange, or NASDAQ National Market. We rely on Halter’s experience and international contacts to consummate such a transaction in a timely fashion.

The following table describes how the new shares issued to Halter Financial will represent approximately 81% of the outstanding common stock and the Company’s shareholders will retain approximately 19% of the outstanding common stock.

	Shares Owned prior to transaction	% Owned prior to transaction	Shares owned after Reverse Split/ New Issue	% Owned after transaction
Supreme Shareholders	4,800,000	100%	480,000	19%
Halter Financial	-0-	-0-	2,000,000	81%
TOTALS	4,800,000	100%	2,480,000	100%

ACTION 5 -- Changes In the Board of Directors

The following is information regarding the individuals that are anticipated to serve as directors and executive officers of the Company following the change in control. None of the nominees has a family relationship with the other nominees, any existing director or any executive officer of the Company. To the best knowledge of the Company, none of the nominees, during the past five years has been (i) a general partner or executive officer of a business at a time when a bankruptcy petition was filed by or against such business, or within two years prior to that time; (ii) convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or(iv) found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and such judgment has not been reversed, suspended, or vacated.

Upon consummation of the issuance of the new common shares, the Company’s current directors, Thomas Elliott and Jean LeRoy, will resign their duties and assume positions on the Board of Directors of Supreme Hotel Properties, Inc.

Board of Directors Prior to Change of Control

Name	Age	Position(s)	No. of Shares Owned	% Owned
Thomas Elliott	50	Chairman & CEO	2,206,927	45.98
Jean LeRoy	38	President & COO	1,014,208	21.13

		TOTAL	3,221,135	67.11

Business Experience of Directors and Executive Officers Following the Change in Control

Timothy Halter, President, Halter Financial Group, Inc.; Founded in 1995, Halter Financial Group, Inc. (HFG) is a leading U.S. firm in taking companies public through the reverse merger process. With offices in Dallas, Los Angeles and Shanghai, Halter Financial Group has the ability to provide comprehensive reverse merger services for the benefit of their clients. Since 1987, their principals have been involved in over 80 reverse merger transactions, and their organization includes individuals with expertise and knowledge in all of the areas that are required to successfully complete a reverse merger transaction, including strategic planning, corporate and securities law, SEC accounting, investor relations, capital raising and investment banking services. With the establishment of their operations in Shanghai and successful transactions conducted over the past several years, HFG is widely considered the top reverse merger organization in China.

Halter Financial Group also offers their clients several sources of investment capital to coincide with the closing of the reverse merger. The HFG Fund selectively invests their firm’s own capital, while the Halter China Fund is an independent fund that is available to invest in HFG Chinese reverse merger transactions.

HFG recently entered the asset management services space with the launch the Halter USX China Index (Ticker Symbol: HXC), dedicated specifically to tracking US-listed companies who conduct the majority of their business in Mainland China. Having received a positive response from investment community and the financial press, they formed exclusive arrangements with the American Stock Exchange (AMEX) and Powershares for the development of financial products and services based on their index, and in late 2004 launched the Powershares Golden Dragon Halter USX China Portfolio (AMEX: PGJ), an exchange traded fund (ETF) trading on the AMEX.

Executive Compensation & Stock Option Plans
Our Employee Stock Option Plan was adopted to August 28, 2004. The table below summarizes the options granted.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Annual Compensation			Long Term Compensation			All Other Compensation
		Salary	Bonus	Other Annual Compensation	Awards	Payouts
					Securities Under Options/ SARs Granted	Restricted Shares or Restricted Share Units	LTIP Payouts
Thomas Elliott, President, CEO and Director	2004 2003 2002 2001 2000	Nil Nil Nil Nil Nil	Nil Nil Nil Nil Nil	Nil Nil Nil Nil Nil	10,000,000 Nil Nil Nil Nil	Nil 5,000,000 5,000,000 Nil Nil	Nil Nil Nil Nil Nil	28,278 13,883 Nil Nil Nil

Jean LeRoy, COO and Director	2004 2003 2002 2001 2000	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	4,000,000 Nil Nil	Nil 4,200,000 Nil	Nil Nil Nil	Nil Nil Nil

ACTION 6 -- Reverse Merger

As soon as practicable following their installation, the new Board of Directors will seek to facilitate a reverse merger or similar transaction of the Company with an operating company that will qualify the Company to have its securities listed on a major national exchange or quotation medium like the New York Stock Exchange, the American Stock Exchange, or NASDAQ National Market. Tables outlining the requirements for listing on each of the above exchanges are attached below as Exhibits 1-3.

The purpose of the reverse merger with a larger, more financially viable operating company is to increase the value of the common shares and to increase our potential to pursue growth opportunities.

ACTION 7 -- Registration of Supreme Hotel Properties, Inc. Common Stock

As soon as practicable following the consummation of the above transactions, the new Board of Directors of Supreme Hotel Properties, Inc. will file an S-11 registration statement to register its securities with the Securities and Exchange Commission. Upon the effectiveness of the registration, the Board will apply for listing on a national stock exchange or quotation medium.

5.	CAUTION AGAINST FORWARD-LOOKING STATEMENTS

This information statement contains certain forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, to differ materially from our expectations of future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the risk that we may incur additional liabilities and that our expenses may be higher than estimated. Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future events or results. Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

6.	ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual and quarterly reports on Form 10-KSB and 10-QSB, proxy and information statements, and other forms and reports with the Securities and Exchange Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Securities and Exchange Commission also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission through EDGAR may be obtained free of charge.

7.	INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer or director of the Company has any interest in the matters to be acted upon, other than his role as an officer or director of the Company. No director of the Company opposed the proposed actions taken by the Company set forth in this Information Statement.

8.	PROPOSAL BY SECURITY HOLDERS

No security holder has requested the Company to include any proposal in this Information Statement.

9.	EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by our Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may after supplement it. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Information Statement to the beneficial owners of our common stock held of record by such persons and that our company will reimburse them for their reasonable expenses incurred in connection therewith.

10.	DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless The Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify The Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to The Company below; or by calling The Company at the number below and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future Information Statements and annual reports.

11.	STOCKHOLDER PROPOSALS

Proposals of stockholders of The Company which are intended to be presented by such stockholders at the annual meeting of stockholders to be held in 2006 must be received by The Company no later than January 1, 2006, in order to have them included in the Information Statement and form of Information Statement relating to that meeting.

12.	REPORTS INCORPORATED BY REFERENCE

The Company's Annual Report on Form 10-KSB, including audited consolidated financial statements for the year ended December 31, 2005 was filed with the SEC on April 15, 2005 and is hereby incorporated by reference.

The Company’s Quarterly Report on Form 10-QSB, including unaudited interim financial statements for the 6-month period ended June 30, 2005 was filed with the SEC on August 15, 2005 and is hereby incorporated by reference.

13.	COMPANY CONTACT INFORMATION

All inquires regarding our company should be addressed to our Company's principal executive office:

Supreme Realty Investments, Inc.
P.O. Box 690578
Orlando, Florida 32869-0578
Attention: Corporate Secretary

14.	OTHER MATTERS

No matters other than those discussed in this Information Statement are contained in the written consent signed by the holders of a majority of the voting power of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Thomas Elliott, Chairman of the Board
Thomas Elliott, Chairman of the Board